
EXHIBIT 11
- ----------
                               DVL, Inc. and Subsidiaries
                              Computation of Per Share Data
                            (in thousands except share data)


                                                            December 31,


- ---------------------------------
                                                   1994        1993        1992

                                                ---------   ---------
- ---------
Primary:
- -------

Loss before gain on sales of real estate        $ (12,896)  $  (6,178)  $
(22,655)
Gain on sales of real estate to affiliates              9          15
20
                                                ---------   ---------
- ---------
Loss from continuing operations                   (12,887)     (6,163)
(22,635)
Loss from discontinued operations                    (223)       (367)
(403)
Extraordinary gain on the settlement of
 indebtedness                                       1,935       7,991
16,482
                                                ---------   ---------
- ---------
Net income (loss)                               $ (11,175)  $   1,461   $
(6,556)
                                                =========   =========
=========


Weighted average number of common shares
 issued and to be issued                        8,336,640   7,064,015
6,911,571

Shares issuable upon exercise of dilutive stock
 options and warrants - net of shares assumed
 to be repurchased (at the average market
 price for the period) from exercise proceeds           -     339,392
- -
                                                ---------   ---------
- ---------
Shares used for computation                     8,336,640   7,403,407
6,911,571
                                                =========   =========
=========


Earnings per share of Common Stock:

 Loss before gain on sale of real estate        $   (1.54)  $    (.83)  $
(3.27)
 Gain on sales of real estate to affiliates             -           -
- -
                                                ---------   ---------
- ---------
 Loss from continuing operations                    (1.54)       (.83)
(3.27)
 Loss from discontinued operations                   (.03)       (.05)
(.06)
 Extraordinary gain on the settlement of
  indebtedness                                        .23        1.08
2.38
                                                ---------   ---------
- ---------
 Net income (loss)                              $   (1.34)  $     .20   $
(.95)
                                                =========   =========
=========

EXHIBIT 11 (continued)
- ----------
                               DVL, Inc. and Subsidiaries
                              Computation of Per Share Data
                            (in thousands except share data)

                                                            December 31,


- ---------------------------------
                                                   1994        1993        1992

                                                ---------   ---------
- ---------
Assuming full dilution:
- ----------------------
Loss before gain on sale of real estate         $ (12,896)  $  (6,178)  $
(22,655)
Adjustment for reduction in interest on
 assumed conversion of debentures                       -          65
- -
                                                ---------   ---------
- ---------
Adjusted loss before gain on sale of real
 estate                                           (12,896)     (6,113)
(22,655)
Gain on sale of real estate                             9          15
20
                                                ---------   ---------
- ---------
Adjusted loss from continuing operations          (12,887)     (6,098)
(22,635)
Loss from discontinued operations                    (223)       (367)
(403)
Extraordinary gain on the settlement of
 indebtedness                                       1,935       7,991
16,482
                                                ---------   ---------
- ---------
Adjusted Net income (loss)                      $ (11,175)  $   1,526   $
(6,556)
                                                =========   =========
=========

 Weighted average number of common shares
  issued and to be issued                       8,336,640   7,064,015
6,911,571

 Shares issuable upon conversion of subordinated
  debentures                                            -     481,170
- -

 Shares issuable upon conversion of contingent
  debentures                                            -     107,000
- -

 Shares issuable upon exercise of dilutive stock
  options and warrants - net of shares assumed
  to be repurchased (at the higher of period-end
  market price or the average market price for
  the period) from exercise proceeds                    -     387,243
- -
                                                ---------   ---------
- ---------
 Shares used for computation                    8,336,640   8,039,428
6,911,571
                                                =========   =========
=========
Earnings per share of Common Stock:
 Adjusted loss before gain on sale of
  real estate                                   $   (1.54)  $    (.76)  $
(3.27)
 Gain on sale of real estate                            -           -
- -
                                                ---------   ---------
- ---------
 Loss from continuing operations                    (1.54)       (.76)
(3.27)
 Loss from discontinued operations                   (.03)       (.04)
(.06)
 Extraordinary gain on the settlement of
  indebtedness                                        .23         .99
2.38
                                                ---------   ---------
- ---------
  Net income (loss)                             $   (1.34)  $     .19   $
(.95)
                                                =========   =========
=========